UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 4, 2025
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
P.O. Box 619100
Dallas, TX
75261-9100
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock-$1.25 par value	KMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
Kimberly-Clark Corporation (the "Corporation") is filing this Current Report on Form 8-K ("Form 8-K") to recast certain financial information and related disclosures included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, originally filed with the Securities and Exchange Commission ("SEC") on February 13, 2025 ("2024 Form 10-K").
International Family Care and Professional ("IFP") Transaction
As previously disclosed, on June 5, 2025, Kimberly-Clark Corporation ("Kimberly-Clark" or the "Company") announced the entry into an agreement with Suzano S.A. ("Suzano") to form a joint venture to be comprised of substantially all the operations of the Company's former IFP segment (the "IFP Business"). At the time of closing, Suzano along with certain of its wholly-owned subsidiaries will acquire a 51% interest in the joint venture for a purchase price of approximately $1.7 billion, subject to certain closing adjustments, and the Company will retain a 49% equity interest (the "IFP Transaction").
The Company determined the IFP Transaction represents a strategic shift that will have a major effect on its operations and financial results. As a result, effective in the second quarter of fiscal 2025, the results of the IFP Business are reported as discontinued operations in the Company's condensed consolidated financial statements. We are recasting certain financial information and related disclosures included in our 2024 Form 10-K to reflect the presentation of the IFP Business as discontinued operations.
Exhibit 99.1 filed with this Form 8-K includes the following revised portions of our 2024 Form 10-K for all periods presented to reflect the presentation of our IFP Business as discontinued operations:
•Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations
•Part II, Item 8. Financial Statements and Supplementary Data
•Part IV, Item 15. Exhibits, Financial Statements Schedules
Except as specifically set forth herein to reflect the IFP Business as discontinued operations, no revisions have been made to our 2024 Form 10-K to update for other information, developments or events that have occurred since such filing. This Form 8-K and related exhibits should be read in conjunction with our 2024 Form 10-K and subsequent filings with the SEC, including Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025, and September 30, 2025 and Current Reports on Form 8-K. These subsequent SEC filings contain important information regarding events, risks, developments and updates affecting the Corporation and our expectations that have occurred since the filing of our 2024 Form 10-K. The information contained herein is not an amendment to, or a restatement of our 2024 Form 10-K. Unaffected items and unaffected portions of our 2024 Form 10-K have not been repeated in, and are not amended or modified by this Form 8-K or related exhibits.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
23	Consent of Independent Registered Public Accounting Firm
99.1	Revisions to the 2024 Form 10-K to reflect recast financial information for discontinued operations, where applicable

101    The following financial information for the fiscal year ended December 31, 2024 of Kimberly-Clark Corporation and subsidiaries, included in Exhibit 99.1, to this Current Report on Form 8-K, dated December 4, 2025, formatted in Inline XBRL (eXtensible Business Reporting Language) and filed electronically herewith: (i) the Consolidated Statements of Income; (ii) the Consolidated Statements of Comprehensive Income; (iii) the Consolidated Balance Sheets; (iv) the Consolidated Statements of Stockholders' Equity; (v) the Consolidated Statements of Cash Flows; (vi) the Notes to the Consolidated Financial Statements.
104    The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

By:	/s/ Andrew Scribner
Andrew Scribner
Vice President and Controller

Date:    December 4, 2025